FORM OF
PERFORMANCE STOCK AWARD AGREEMENT
UNDER
THE HAMILTON LANE INCORPORATED 2017 EQUITY INCENTIVE PLAN

This Performance Stock Award Agreement (this “Agreement”) is entered into as of the Grant Date (as defined below), by and between the Grantee (as defined below) and Hamilton Lane Incorporated (the “Company”). Except as otherwise defined herein, capitalized terms used in this Agreement have the respective meanings set forth in the Plan (as defined below).
WITNESSETH THAT:
    WHEREAS, the Company maintains the Hamilton Lane Incorporated 2017 Equity Incentive Plan, as amended (the “Plan”), which is incorporated into and forms a part of this Agreement; and

    WHEREAS, the Grantee has been selected by the committee administering the Plan (the “Committee”) to receive a Performance Stock Award under the Plan.

    NOW, THEREFORE, IT IS AGREED, by and between the Company and the Grantee as follows:

1.Award. Subject to the terms of this Agreement and the Plan, the Grantee is hereby granted the Restricted Stock as described in paragraph 2. This grant is expressly intended to be Performance Stock.

2.Terms of Award.

(a)The “Grantee” is _______________.

(b)The “Grant Date” is _______________.

(c)The number of Class A common shares of the Company (“Common Shares”) granted under this Agreement is _______ (the “Performance Stock”). This number shall be deemed to be the “target award opportunity” for purposes of the Plan.

(d)“Performance Period” is a period of __ years beginning on [__________ __, ____ / the Grant Date] and ending on [__________ __, ____ ].

(e)“Average Market Price” means the volume weighted average closing price per share of Company Class A common stock as reported on the Company’s principal securities exchange over the Trading Period.  For any Trading Period, this price is the quotient of (x) the sum of (i) the daily closing price multiplied by (ii) that day’s trading volume, divided by (y) the total trading volume for the period. An Average Market Price target will be deemed to have been achieved even if the market price subsequently declines below such level after the applicable Trading Period.

(f)“Trading Period” means a period of any 20 consecutive trading days during the Performance Period. In all cases, the last day of the last Trading Period will end on or before the last day of the Performance Period. Vesting criteria that are met during a Trading Period will be deemed met on the last day of the Trading Period.

3.Performance Goals.

(a)Except as otherwise provided herein, the Performance Stock that has not been previously forfeited shall become vested on the Applicable Vesting Date according to the following criteria:

Shares of Performance Stock Becoming Vested	Vesting Criteria
Average Market Price: $_____
Average Market Price: $_____
Average Market Price: $_____

(b)The Grantee’s right to vest in this Award is conditioned upon the Grantee’s continuous employment with the Company and/or its affiliate through the Applicable Vesting Date. If the Grantee incurs a Termination of Service, the Grantee’s rights with respect to the Award shall be as specified in Section 7(d)(2) of the Plan.

(c)In the event of and immediately prior to a Change in Control, the Restricted Period shall lapse as to each share of Performance Stock granted hereunder. This provision is a determination by the Committee for purposes of Section 12(b) of the Plan.

(d)The Applicable Vesting Date shall be determined as follows: (i) if any vesting criteria are met before the fifth anniversary of the Grant Date, the Applicable Vesting Date as to those vesting criteria shall be the fifth anniversary of the Grant Date; and (ii) if any vesting criteria are met after the fifth anniversary of the Grant Date (but before the end of the Performance Period), the Applicable Vesting Date as to those vesting criteria shall be the last day of the applicable Trading Period during which those vesting criteria are met.

(e)Notwithstanding Section 3(d) above, if the Participant dies, becomes Disabled or if a Change in Control occurs before the end of the Performance Period, the Participant will become vested in the Performance Stock pursuant to the terms of the Plan.

(f)For the sake of clarity, all Performance Stock for which the Applicable Vesting Date has not occurred on or before the last day of the Performance Period shall be forfeited.

4.Legend on Stock Certificates. The Company may require that certificates for shares distributed to the Grantee pursuant to this Agreement bear any legend that counsel to the Company believes is necessary or desirable to facilitate compliance with applicable securities laws. The Company shall not be obligated to transfer any stock to the Grantee free of the restrictive legend described in this paragraph 4 or of any other restrictive legend, if such transfer, in the opinion of counsel for the Company, would violate any applicable law or any applicable regulation or requirement of any securities exchange or similar entity.
5.Transferability. The Grantee shall not transfer or assign, in whole or in part, Performance Stock subject to this Agreement in which the Grantee is not vested, other than (a) by will or by the laws of descent and distribution, or (b) by designation, in a manner established by the Company, of a beneficiary or beneficiaries to exercise the rights of the Grantee and to receive any property distributable with respect to this Agreement upon the death of the Grantee upon satisfaction of the vesting conditions described in paragraph 3 above.

6.Withholding. Any tax consequences arising from the grant of this Award shall be borne solely by the Grantee. The Company and/or its Company Affiliates shall withhold taxes according to requirements under the applicable laws, rules and regulations, including withholding taxes at source. The Grantee will not be entitled to receive from the Company any Common Shares hereunder prior to the full payment of the Grantee’s tax liabilities relating to this Award. The Committee may, in its discretion, permit the Grantee to elect, subject to such conditions as the Committee shall impose, (a) to have Common Shares otherwise issuable under the Plan withheld by the Company or (b) to deliver to the Company previously acquired Common Shares (through actual tender or attestation), in either case for the greatest number of whole shares having a Fair Market Value on the date immediately preceding the date of vesting not in excess of the amount required to satisfy the withholding tax obligations.
7.Compliance with Applicable Law. Notwithstanding any other provision of this Agreement, the Company shall have no obligation to issue any shares of Performance Stock under this Agreement if such issuance would violate any applicable law or any applicable regulation or requirement of any securities exchange or similar entity.
8.Administration. The authority to manage and control the operation and administration of this Agreement shall be vested in the Committee, and the Committee shall have all powers with respect to this Agreement as it has with respect to the Plan. Any interpretation of the Agreement by the Committee (including with respect to the determination of Average Market Price) and any decision made by it with respect to the Agreement is final and binding on all parties. Any inconsistency between this Agreement and the Plan shall be resolved in favor of the Plan. The Committee shall monitor the Average Market Price target and shall certify the calculation thereof promptly after a target is met.
9.Not an Employment Contract. This Award will not confer on the Grantee any right with respect to the continuance of employment or other service to the Company or any Company Affiliate, nor will it interfere in any way with any right the Company or any Company Affiliate would otherwise have to terminate or modify the terms of such Grantee’s employment or other service at any time.
10.Noncompetition. In consideration of the Performance Stock, the Grantee agrees and covenants as follows:
(a)The Grantee shall never engage in the form of Competition described in Section 1(b)(12)(E) of the Plan while employed by, or providing services to, the Company or any Company Affiliate or after his or her Termination of Service (for any reason).
(b)This subparagraph 10(b) shall apply if the Grantee is not otherwise subject to a Non-Competition Agreement. The Grantee may not engage in Competition while he or she is employed by, or is providing services to, the Company or any Company Affiliate. If the Grantee has a voluntary Termination of Service that is without Good Reason, the Grantee may not engage in Competition for a period of six months from the date of such Termination of Service; provided, however that with respect to that form of Competition described in subparagraph 10(a) above, the applicable time period shall be indefinite. If the Grantee violates the provisions of this paragraph 10, the Company may exercise any rights it has, in law or in equity (including rights to consequential damages) stemming from the fact that the Grantee has engaged in Competition in violation of the provisions of this paragraph 10.
(c)This subparagraph 10(c) shall apply if the Grantee is subject to a Non-Competition Agreement. The Grantee shall be bound by and comply with the terms and conditions of any Non-Competition Agreement as a condition of receiving the Performance Stock. If the Grantee violates the provisions of this paragraph 10, the Company may exercise any rights it has, in law or in equity (including rights to consequential damages) stemming from the fact that the Grantee has violated the provisions of this paragraph 10 or his or her Non-Competition Agreement.
11.Notices. Any written notices provided for in this Agreement or the Plan shall be in writing and shall be deemed sufficiently given if either hand delivered or if sent by fax or overnight courier, or by postage paid first class mail. Notices sent by mail shall be deemed received three business days after mailing but in no event later than the date of actual receipt. Notices shall be directed, if to the Grantee, at the Grantee’s address indicated by the Company’s records, or if to the Company, at the Company’s principal executive office.
12.Amendment. This Agreement may be amended in accordance with the provisions of the Plan, and may otherwise be amended by written agreement of the Grantee and the Company without the consent of any other person.
13.Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.
14.Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the Company and the Grantee and their respective heirs, executors, administrators, legal representatives, successors and assigns, subject to the transfer restrictions set forth in this Agreement and the Plan.
15.Applicable Law. This Agreement shall be construed in accordance with the laws of Delaware (without reference to principles of conflict of laws).
16.Clawback Policy. Notwithstanding any other provision of this Agreement, this Award will be subject to any compensation recovery or clawback policy the Company adopts, including any policy required to comply with applicable law or listing standards, as such policy may be amended from time to time in the Company’s sole discretion.
IN WITNESS WHEREOF, the parties hereto have executed and delivered this Performance Stock Award Agreement on ___________________, ____.

                            HAMILTON LANE INCORPORATED

                            By:________________________________
                            Name:
                            Title:

                            ____________________________________
                            Grantee

                            Address:
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